Exhibit 10.1

2015 Incentive Compensation Plan Effective January 1, 2015 Personal and Confidential

Employee	Robert E. Balletto	2015 Base Salary	$200,000
Title	President/CEO	2015 Bonus Target	18%	$36,000

Thresholds	Maintain CAMELS rating at one of the two highest ratings
	Maintain an Asset Quality rating of “Satisfactory” or better
	Maintain Loan Quality Control rating at “Satisfactory” or better

Goal #1:	Bank Profitability: Achieve Return on Assets

Annual Payout Target	70%	=	$25,200

Payout
Goals
95% of Budget =	$8,400
At Budget =	$16,800
106% of Budget =	$25,200
Stretch Goal
Every .03% over 106% of Budget	$8,400

Goal #2:	Achieve Efficiency Ratio

Annual Payout Target	30%	=	$10,800

Payout
Goals
102% of Budget =	$3,600
At Budget =	$7,200
97% of Budget =	$10,800
Stretch Goal
Every 2% under 97% of Budget	$3,600

NOTES:

Bonus targets are based on Georgetown Bancorp Inc. 2015 budget.

All dollar figures are based on  estimates of annualized salary.  Incentive payments are based on the employee’s actual base compensation for the fiscal year, which includes  straight time pay,  vacation, holiday, personal, sick and jury duty pay.  Overtime and other payments including previous year’s bonus payout will be excluded from the calculation.

To be eligible for the Incentive Compensation, the employee must be actively employed, performing at a level of “satisfactory” or above, and not be on a written warning at the time of the incentive payment.

The Bank shall have the right to rescind and recoup or “clawback” incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above.

/s/ Robert E. Balletto	January 26, 2015
Robert E. Balletto	Date

/s/ Kathleen R. Sachs	January 26, 2015
Kathleen R. Sachs, Director	Date
Chair, Compensation Committee